Exhibit 10.1

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is made and entered into as of September 17, 2021 (the “Agreement Date”), by and among Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and Schuler Grandchildren LLC, an Illinois limited liability company (each a “Purchaser”, together the “Purchasers” and, collectively with the Company, the “Parties”), and, only with respect to the last sentence of Section 1.3 (Rights of Parties after Rescission), Section 2.2(c), (d) and (e) (Mutual Release), Section 3 (Representations of the Schuler Trust), Section 4 (Tax Matters) and Section 5 (Miscellaneous), the Jack W. Schuler Living Trust (the “Schuler Trust”).

Whereas, the Parties are party, whether by assignment or otherwise, to that certain Securities Purchase Agreement, dated December 24, 2020 (the “Securities Purchase Agreement”), and that certain Registration Rights Agreement, dated December 24, 2020 (the “Registration Rights Agreement” and together with the Securities Purchase Agreement, the “Transaction Documents”) pursuant to which the Company agreed to sell 4,166,663 shares of its common stock;

Whereas, the Purchasers agreed to purchase, an aggregate of 3,964,843 (out of the total 4,166,663) shares of common stock (the “Shares”) of the Company (the “Original Transaction”) in three separate tranches (each, a “Tranche”);

Whereas, on January 28, 2021, the Schuler Trust and the Purchasers entered into that certain Assignment and Assumption Agreement (the “Assignment Agreement”) pursuant to which the Schuler Trust assigned all of its rights as a Purchaser (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement and Registration Rights Agreement to the Purchasers (the “Assignment”).

Whereas, (a) the first two Tranches closed on February 19, 2021 (the “First Closing Date”) and April 9, 2021 (the “Second Closing Date,” and, together with the First Closing Date, each a “Transaction Closing Date”), respectively, and (b) the third Tranche has not yet closed.

Whereas, as of the Effective Date (as defined below) which is in the same tax year as each Transaction Closing Date for each Party, the Parties intend to rescind and unwind the Transaction Documents and the Original Transaction (as assigned to the Purchasers pursuant to the Assignment), including each of the two Tranches that have closed and the pending third Tranche, for all legal, tax and financial purposes ab initio as if the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) had never occurred with respect to the Parties (the “Recission”).

Whereas, the Parties intend to restore themselves in all material respects to the legal, tax and financial positions they were in as if the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) had never occurred with respect to the Parties, including, for the avoidance of doubt, each of the three Tranches.

Whereas, there have been no, and will be no, actual or constructive distributions or contributions of money or property from or to the Company during the period of time beginning on the First Closing Date and ending on the Agreement Date.

Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	RESCISSION

1.1           Rescission. Each Party hereby agrees to rescind and abrogate the issuance of their respective Shares and the Transaction Documents (the “Rescission”) effective as of the Effective Date (as defined below), including for the avoidance of doubt each of the two closed Tranches and the pending third Tranche. Concurrently with the execution of this Agreement, the Company agrees to return to each Purchaser the entirety of the purchase price paid for their respective Shares acquired pursuant to the Transaction Documents (as assigned to the Purchasers pursuant to the Assignment) as set forth next to such Purchaser’s name on Exhibit A hereto (the “Refunded Amount”), and each Purchaser agrees to return to the Company all of their respective Shares acquired pursuant to the Transaction Documents (as assigned to the Purchasers pursuant to the Assignment) as set forth next to such Purchaser’s name on Exhibit A hereto.

1.2           Effectiveness. The Recission will be effective as of 12:01 am on January 29, 2021 (the “Effective Date”).

1.3           Rights of Parties after Rescission. The Parties each agree that upon consummation of the Rescission on the Agreement Date, the Purchasers have no further right or title to the Shares or interest in the Transaction Documents or the Original Transaction (each, as assigned to the Purchasers pursuant to the Assignment), and that the Shares shall be cancelled on the books and records of the Company as if they had never been issued. Each Purchaser shall return to the Company any stock certificates in respect of the Shares, if any, and hereby instructs the Company to cancel any stock certificates issued to such Purchasers, if any have been issued, representing the Shares. For the avoidance of doubt, each of the Parties and the Schuler Trust acknowledge and agree that the Rescission will not, and is not intended to, affect the Assignment; provided, however, that all Parties agree that the effect of the Rescission is that the Parties shall be in the same position as if the Schuler Trust had never signed to be a party to the Transaction Documents.

2.	REPRESENTATIONS AND WARRANTIES OF PARTIES; COVENANTS

2.1           Representations.

(a)               Each Party acknowledges and agrees that the Rescission is intended to and will cancel or void the Original Transaction (as assigned to the Purchasers pursuant to the Assignment), including, for the avoidance of doubt, each of the Transaction Documents (as assigned to the Purchasers pursuant to the Assignment) and each of the three Tranches, with respect to such Party, ab initio. Each Party further acknowledges and agrees that the purpose and effect of the Rescission will be to restore in all material respects each Party to the legal, tax and financial position that would have existed with respect to such Party had the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) never occurred.

(b)              Each Party represents and warrants to the other Party that (i) such Party has not engaged in any activity prior to the Agreement Date that would be materially inconsistent with the Rescission or that would otherwise prevent such Party from being restored to the original legal, tax and financial position such Party was in immediately prior to the Original Transaction (as assigned to the Purchasers pursuant to the Assignment), (ii) such Party does not intend to take any action following the Agreement Date that is or will be materially inconsistent with the Rescission or the intention of the Parties to fully rescind and unwind the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) pursuant to this Agreement, (iii) all material items of income, deduction, gain, and loss of each Party will be reflected on such Party’s respective income tax returns, and all Parties will complete their respective 2021 federal income tax and information returns in all material respects as if the closing of the Original Transaction (as assigned to the Purchasers pursuant to the Assignment)had not occurred, and (iv) no Party will take any material position for federal income tax purposes that is inconsistent with the Rescission.

(c)               Each Party represents and warrants to the other Party that (i) such Party has not assigned or otherwise transferred any of its rights or obligations under the Transaction Documents or with respect to the Original Transaction (each, as assigned to the Purchasers pursuant to the Assignment); (ii) its legal, tax and financial arrangement with the other Party as of the Agreement Date is the same in all material respects as if the closing of the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) had never occurred, and (iii) during the period between the First Closing Date and the Agreement Date, no material changes to the legal, tax or financial relationships between the Parties occurred that would not have occurred if the Original Transaction (as assigned to the Purchasers pursuant to the Assignment) had not occurred.

(d)              Each Party represents and warrants to the other Party that (i) such Party has the full right, capacity and power to enter into this Agreement and to consummate the transactions contemplated herein and (ii) this Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligations of such Party, enforceable against such Party in accordance with its terms. Each Purchaser further represents and warrants that such Purchaser has not transferred or encumbered any of the Shares and/or transferred any rights or interests in the Shares to any person or entity, or if such Purchaser has transferred, encumbered, and/or transferred any rights or interests in the Shares, the parties to such agreements effecting any transfer, encumbrance, and/or transfer of any rights or interests in the Shares have rescinded such agreements in like manner and effect as this Agreement.

2.2           Mutual Release.

(a)               Purchaser Release. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the payment by the Company of the Refunded Amount and return by the Purchasers of their respective Shares, each concurrently with the execution of this Agreement, each Purchaser, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Purchaser Releasors”) hereby releases, waives, and forever discharges the Company, the Schuler Trust, and each of their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Company Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Purchaser Releasors ever had, now have, or hereafter can, shall, or may have against any of such Company Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the date of the Original Transaction through the date of this Agreement arising out of or relating to the Original Transaction, the Transaction Documents and this Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement.

(b)              Company Release. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the payment by the Company of the Refunded Amount and return by the Purchasers of their respective Shares, each concurrently with the execution of this Agreement, the Company, on behalf of itself and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Company Releasors”) hereby releases, waives, and forever discharges each Purchaser on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Purchaser Releasees”) of and from any and all Claims, which any of such Company Releasors ever had, now have, or hereafter can, shall, or may have against any of such Purchaser Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the date of the Original Transaction through the date of this Agreement arising out of or relating to the Original Transaction, the Transaction Documents and this Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement.

(c)               Schuler Affirmation and Release. In consideration of the covenants, agreements and undertakings of the Parties and the Schuler Trust under this Agreement, effective upon the payment by the Company of the Refunded Amount and return by the Purchasers of their respective Shares, each concurrently with the execution of this Agreement, the Schuler Trust, on behalf of itself and its respective present and former affiliates, agents, representatives, permitted successors, and permitted assigns (other than the Purchasers) (collectively, the “Schuler Releasors”) hereby releases, waives, and forever discharges the Company and each Purchaser, and each of their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Non-Schuler Releasees”) of and from any and all Claims, which any of such Schuler Releasors ever had, now have, or hereafter can, shall, or may have against any of such Non-Schuler Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the date of the Original Transaction through the date of this Agreement arising out of the Assignment or the Transaction Documents.

(d)              Each Purchaser Releasor, Company Releasor and Schuler Releasor (collectively, the “Releasors”) understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 2.2, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into it and grant the releases contained in this Section 2.2. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the releases contained in this Section 2.2, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the releases given herein are and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. Each Releasor has been made aware of, and understands, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Releasor expressly, knowingly and intentionally waives any and all rights, benefits and protections of Section 1542 and of any other same or similar state or federal statute or common law principle limiting the scope of a general release.

(e)               Each Party and the Schuler Trust agrees that it is executing this Agreement solely in reliance on its own knowledge, belief and judgement, and that is has not relied on any representations made by any other Party, or others on the other Party’s behalf, other than what is contained in this Agreement.

2.3           Further Assurances. From time to time following the Agreement Date, the Company and Purchasers shall, and shall cause their officers, directors, employees and affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, and such other instruments, and shall take such further actions, as may be necessary or appropriate and reasonably requested by the Company and Purchasers to fully and effectively give effect to the transactions contemplated by this Agreement.

3.	REPRESENTATIONS OF THE SCHULER TRUST

(a)               Assignment and Acknowledgment.

3.2           The Schuler Trust hereby acknowledges, confirms and ratifies that the Schuler Trust assigned all right, title and interest in the Shares to the Purchasers pursuant to the Assignment and that this Agreement does not, and is not intended to, affect such Assignment. For the avoidance of doubt, the Schuler Trust acknowledges and agrees that the Rescission is with respect to the Original Transaction Documents (as assigned to the Purchasers pursuant to the Assignment) and that the Schuler Trust has no, and will not acquire any, interest in the Shares or the Original Transaction Documents, which were previously assigned to the Purchasers pursuant to the Assignment (the “Assignment and Acknowledgement”), as a result of the Recission.

4.	TAX MATTERS

4.1           Tax Treatment of Rescission. Each Party hereby agrees to treat the issuance of the Shares as having never occurred for U.S. federal, state, and other applicable tax purposes. It is the intention of the Parties that, as a result of the Rescission, Purchasers shall be considered never to have owned any of the Shares that were purchased on each Transaction Closing Date, and none of the Parties to this Agreement shall take any position inconsistent with such treatment.

5.	MISCELLANEOUS

5.1           Survival. The covenants, agreements, representations and warranties of the Parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Agreement Date until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof).

5.2           Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such State or any other jurisdiction. Each Party hereto represents and warrants that it has not commenced, and it will not commence, any action or proceeding at law or otherwise against any other Party which asserts, arises out of or in any way relates to the claims released under this Agreement, provided however, that this Section 5.2 will not apply to any action or claim to enforce the terms of this Agreement.

5.3           Fees and Expenses. Each Party has relied on the advice of its own respective counsel. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the reasonable fees of counsel of the Purchasers in connection with the negotiation, preparation and execution of this Agreement.

5.4           Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between or among them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties hereto.

5.5           Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, taken together, will be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of the parties’ executed signature pages by facsimile or email transmission (e.g., attaching a signed signature page as a “.pdf”, “.jpeg” or “.tif” file) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes. This Agreement also may be executed and delivered by means of any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com). Should any provision of this Agreement be held illegal, such illegality shall not invalidate the whole of this Agreement; instead, the Parties shall use their best efforts to reform the Agreement in order to give effect to the original intention of the Parties in all material respects. No waiver of the breach of any of the provisions of this Agreement shall be a waiver of any preceding or succeeding breach of that provision, or of any other provision(s) of the Agreement.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the Agreement Date.

COMPANY:

Accelerate Diagnostics, Inc.

By:	/s/ Michael Bridge
Name:	Michael Bridge
Title:	Senior Vice President and General Counsel

PURCHASERS:

Tanya Eva Schuler Trust

By:	/s/ Tanya Sharman
Name:	Tanya Sharman
Title:	Trustee

Therese Heidi Schuler Trust

By:	/s/ George Schuler
Name:	George Schuler
Title:	Trustee

Schuler Grandchildren LLC

By:	/s/ George Schuler
Name:	George Schuler
Title:	Manager

THE SCHULER TRUST:

Jack W. Schuler Living Trust

By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	Trustee

Signature Page to Rescission Agreement

EXHIBIT A

SCHEDULE OF PURCHASER’S SHARES AND PURCHASE PRICE

Name	Purchase Price	Number of Shares
Tanya Eva Schuler Trust	$10,149,998	1,321,614
Therese Heidi Schuler Trust	$10,149,998	1,321,614
Schuler Grandchildren LLC	$10,150,004	1,321,615
Total	$30,450,000	3,964,843